                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY


                     FIRST SUPPLEMENTAL WARRANT AGREEMENT

     This FIRST SUPPLEMENTAL WARRANT AGREEMENT (this "Supplemental Warrant Agreement") dated as of April 1, 2002, among IWO Holdings, Inc., a Delaware corporation ("IWO"), US Unwired Inc., a Louisiana corporation ("US Unwired"), and U.S. Bank National Association (fka Firstar Bank, N.A.), as warrant agent under the Warrant Agreement referred to below (the "Warrant Agent").

                                    RECITALS

     WHEREAS, IWO has heretofore executed and delivered to the Warrant Agent a Warrant Agreement dated as of February 2, 2001 (the "Warrant Agreement"), providing for the issuance of warrants (the "Warrants") to initially purchase up to an aggregate of 2,000,040 shares of Class C Common Stock, par value $0.01 per share (the "IWO Common Stock"), of the Company (the IWO Common Stock previously issuable upon exercise of the Warrants referred to herein as the "IWO Warrant Shares", each Warrant initially representing the right to purchase 12.50025 IWO Warrant Shares at an exercise price of $7.00 per IWO Warrant Share).

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of December 19, 2001, among US Unwired, Northeast Unwired Inc., a Delaware corporation ("Merger Sub") and an indirect, wholly-owned subsidiary of US Unwired, and IWO, Merger Sub has merged (the "Merger") with and into IWO, with IWO continuing as the surviving corporation in the Merger and, in connection therewith, US Unwired has assumed all of IWO's obligations in respect of the Warrants.

     WHEREAS, US Unwired desires by this Supplemental Warrant Agreement, pursuant to and as contemplated by Sections 8(m) and 16 of the Warrant Agreement, to expressly, irrevocably and unconditionally assume the covenants, agreements, obligations and undertakings of IWO under the Warrant Agreement and the Warrants.

     WHEREAS, all conditions and requirements necessary to make this Supplemental Warrant Agreement a valid, binding and legal instrument in accordance with its terms upon US Unwired have been performed and fulfilled by the applicable parties hereto and the execution and delivery hereof have been in all respects duly authorized by the applicable parties hereto.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Warrants as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

     SECTION 1.01. Definitions. For all purposes of this Supplemental Warrant Agreement, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Warrant Agreement; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Warrant Agreement refer to this Supplemental Warrant Agreement as a whole and not to any particular section hereof.

                                  ARTICLE TWO

                           ASSUMPTION OF OBLIGATIONS

     SECTION 2.01. Assumption of Obligations of IWO. US Unwired hereby expressly, irrevocably and unconditionally assumes each and every covenant, agreement, obligation and undertaking of IWO in the Warrant Agreement as if US Unwired had been named the Company in the Warrant Agreement and the original issuer of the Warrants, and also hereby expressly, irrevocably and unconditionally assumes each and every covenant, agreement, obligation and undertaking of IWO in each Warrant outstanding on the date of this Supplemental Warrant Agreement.

     SECTION 2.02. Further Assurances. US Unwired hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably necessary to more fully effect the purposes of this Supplemental Warrant Agreement and the Warrant Agreement.

                                 ARTICLE THREE

                                   ADJUSTMENT

     SECTION 3.01. Adjustment. In accordance with the provisions of Section 8(m) of the Warrant Agreement, following the effective time of the Merger, each Warrant will initially represent the right to purchase 12.96401 shares of common stock, par value $0.01 per share, of US Unwired at an exercise price of $6.75 per share.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

     SECTION 4.01. Effect of Supplemental Warrant Agreement. Upon the execution and delivery of this Supplemental Warrant Agreement by US Unwired, IWO and the Warrant Agent, the Warrant Agreement shall be supplemented in accordance herewith, and this Supplemental Warrant Agreement shall form a part of the Warrant Agreement for all purposes, and every

Holder of a Warrant heretofore or hereafter countersigned and delivered under the Warrant Agreement shall be bound hereby.

     SECTION 4.02. Warrant Agreement Remains in Full Force and Effect. Except as expressly amended and supplemented hereby, the Warrant Agreement is in all respects ratified and confirmed and all terms, conditions and provisions of the Warrant Agreement shall remain in full force and effect.

     SECTION 4.03. Warrant Agreement and Supplemental Warrant Agreement Construed Together. This Supplemental Warrant Agreement is a warrant agreement supplemental to and in implementation of the Warrant Agreement, and the Warrant Agreement and this Supplemental Warrant Agreement shall henceforth be read and construed together.

     SECTION 4.04. Separability Clause. In case any provision in this Supplemental Warrant Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 4.05. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 4.06. Benefits of Supplemental Warrant Agreement, Etc. Nothing in this Supplemental Warrant Agreement, the Warrant Agreement or the Warrants express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Warrant Agreement, this Supplemental Warrant Agreement or the Warrants.

     SECTION 4.07. Successors and Assigns. All covenants and agreements in this Supplemental Warrant Agreement by US Unwired shall bind its successors and assigns, whether so expressed or not.

     SECTION 4.08. Certain Duties and Responsibilities of Warrant Agent. In entering into this Supplemental Warrant Agreement, the Warrant Agent shall be entitled to the benefit of every provision of the Warrant Agreement relating to the conduct or affecting the liability of or affording protection to the Warrant Agent, whether or not elsewhere herein so provided. The Warrant Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Warrant Agreement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

     SECTION 4.09. Governing Law. This Supplemental Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 4.10. Counterparts. This Supplemental Warrant Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                              [signatures follow]

     IN WITNESS WHEREOF, the parties have caused this Supplemental Warrant Agreement to be duly executed as of the date first written above.


                              US UNWIRED INC.


                              By:  /s/ Robert Piper
                                  -----------------------
                                   Name: Robert Piper
                                   Title: President and CEO


                              IWO HOLDINGS, INC.


                              By:  /s/ Thomas G. Henning
                                 --------------------------
                                   Name: Thomas G. Henning
                                   Title: Secretary


Countersigned:

U.S. BANK NATIONAL ASSOCIATION
(fka FIRSTAR BANK, N.A.)
as Warrant Agent


By:  /s/ Richard H. Prokosch
   ------------------------------
     Name: Richard H. Prokosch
     Title: Vice President